Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of our report, dated January 15, 2002, on the consolidated financial statements of C & F Financial Corporation as of December 31, 2001 and 2000, and for the three years ended December 31, 2001. We also consent to the reference made to us under the caption “Experts” in the prospectus constituting a part of this registration statement.

By:	/s/ YOUNT, HYDE & BARBOUR, P.C.
Yount, Hyde & Barbour, P.C.

Winchester, Virginia
October 22 2002